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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Information Statement constituting part of this Registration Statement on Form 10/A of our report dated March 11, 1998, except as to the second paragraph to Note 11 which is as of July 10, 1998, relating to the financial statements of Excel Paralubes, which appears in such Information Statement.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas

November 30, 1998